EXHIBIT 99.1

REGS, LLC, AGREES TO EXTEND ITS MERGER CLOSING DATE WITH SATELLITE ORGANIZING SOLUTIONS

NEW YORK, NY, SEPTEMBER 10, 2007 - Infinity Capital Group, Inc. announced today that it has signed an amended merger and investment term sheet with REGS, LLC, d/b/a, Resource Environmental Group Services (REGS) and its affiliate Tactical Cleaning Company, LLC, ("Tactical). The agreement modifies and amends the July 24, 2007 agreement. The Term Sheet exclusivity remains in effect through September 30, 2007, but only to REGS proposed reverse triangular with Satellite Organizing Solutions, Inc. (Pink Sheets: SOZG), and it is understood that REGS will continue to raise other capital investment. REGS will be precluded from utilizing an alternative entity with which to merge during the exclusivity period.

Upon completion of the merger and investment transaction Satellite Organizing Solutions, Inc. will change its name, Infinity will appoint a board member, and REGS' existing management team will manage the day-to-day operations of the merged entity. The completion of the merger shall be subject to satisfactory completion of due diligence and the signing of a stock purchase agreement by the parties.

About REGS

Formed in 1994, REGS, LLC, (d/b/a Resource Environmental Group services), is a leading provider of technology-based industrial services throughout the country, with its headquarters in Commerce City, Colorado. Its affiliated company, TACTICAL CLEANING COMPANY, LLC, is a dedicated fixed and mobile railcar and tanker truck cleaning company with current operations in Colorado, Nebraska, Pennsylvania, and Oklahoma. In addition to servicing many small and mid-sized customers through the country, REGS has a well established network of Fortune 100 customers throughout the United States. Together, REGS and Tactical currently provide a growing array of industrial and tank cleaning services, environmental construction services, transportation of recovered industrial wastes, railcar and tanker truck cleaning, sludge dewatering services, and environmental and waste management services. About Infinity Capital Group, Inc.

Infinity Capital Group, Inc., is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The business of Infinity is to seek out special situation opportunities in emerging growth companies that are in need of initial or expansion financing. Infinity provides managerial assistance and invests in publicly traded vehicles and companies desiring to become publicly traded through either a public offering, or a reverse merger with an existing publicly traded entity. In addition Infinity intends to invest in micro cap public-traded companies seeking PIPEs (Private Investment in Public Entities). Infinity believes that it will have a greater ability to raise additional capital for "follow on" rounds for portfolio companies than a traditional private venture capital fund.


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For more  information or to receive future press releases,  go to Infinity's web site through the following link:

HTTP://WWW.INFINITYBDC.COM/CONTACT.PHP
--------------------------------------

CONTACT: Greg Laborde, Chairman and CEO
Infinity Capital Group
80 Broad St. 5th Fl.
New York, NY. 10004
212-962-4400
email: greg@infinitybdc.com

OR

CONTACT: J John Combs III, V.P., G.C.
Resource Environmental Group Services, LLC
7801 Brighton Road
Commerce City, CO 80022
303-295-6297
email: john@regs-llc.com

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.